Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 27, 2026, in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-299079) and related proxy statement/prospectus of Werewolf Therapeutics, Inc. dated November 10, 2026.

/s/ Ernst & Young LLP

Boston, Massachusetts
November 10, 2026